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                                                                    EXHIBIT 99.5

CATUITY ACQUIRES PROFITABLE AUSTRALIAN LOYALTY PROCESSOR

DEAL ESTABLISHES GROWTH PLATFORM FOR AUSTRALIAN MARKETS; COMPANY PLANS CAPITAL RAISE TO SUPPORT A$5.5 MILLION DEAL IN NEXT STEP OF TURNAROUND; DIRECTORS PLEDGE AT LEAST A$550,000 OF NEW CAPITAL

DETROIT, MI and MELBOURNE, Australia (Thursday, March 17, 2005) -- Catuity,
Inc. (NASDAQ: CTTY; ASX: CAT), a provider of POS-focused solutions, including loyalty and gift card, today announced the signing of a definitive purchase agreement to acquire Loyalty Magic Pty Ltd., adding a profitable growth platform to its existing U.S. business.

The company will acquire all the outstanding shares of Loyalty Magic for A$5.5 million (or USD $4.35 million). Of the total consideration, 35% will be issued in new shares and Loyalty Magic's management team and the company's sole institutional investor will hold the majority.

The combined company will have a 40-person team serving existing customers in Australia, New Zealand, and North America.

The transaction, which is subject to shareholder and other customary approvals, is expected to close following Catuity's Annual General Meeting in late May. Melbourne will become the operational center in Australia. Catuity's corporate headquarters remains in Detroit, Michigan.

"Loyalty Magic has established itself as a vital part of the customer acquisition and retention strategies of some of Australia's best known retail brands through membership programs," said John Racine, President & CEO of Catuity Inc. "They manage programs which affect two million consumers, nearly one in 10 Australian households. Loyalty Magic has established a strong track record as a loyalty processor offering similar services to the same types of retailers that we are focused on in the North American market."

Loyalty Magic, which was founded in 1995, delivers loyalty programs for their customers by either hosting or licensing their software. Some of their well-known customers include retailers Amcal, API, ABC Shops, Jigsaw Clothing and Jamaica Blue as well as leaders in the gaming and leisure sector: Tabcorp., Sky City Entertainment Group and Panthers Entertainment Group.

"Joining with Catuity gives us a stronger position in Australia and selected markets in Asia Pacific," said Chris Leach, the managing director and CEO of Loyalty Magic, who will continue in that role and becomes a substantial shareholder in the combined company. "By combining with Catuity, we gain access to growth capital and Catuity's understanding of how to serve larger scale clients, such as top retailers and banks. Catuity also has a complementary product and we plan to offer their gift card solution to our customers in the second half of 2005."

Mr. Leach has been Managing Director of Loyalty Magic for the past four years and led the company through a turnaround and made it profitable and a respected provider of loyalty programs in Australia. During nearly 20 years, his roles have ranged from country manager of Global Knowledge, a leading technology training company, to positions at U.S.-based National Computer Systems, now part of loyalty market leader Carlson Marketing.

Added Mr. Racine, "Together, we have products that enable our clients in the U.S. and Australia to deliver profitable loyalty and gift card programs and to reach out to customers at every point of decision, be that through their website, at a kiosk, through a call center, or at the point of sale. Retailers recognize the power of using loyalty to drive customer profitability.

"Our strategy in both markets remains to help retailers and their partners, such as processors and merchant acquirers, be more profitable at the point of sale," said Racine. "Our existing capabilities, combined with the new products we will gain through acquisition, will give us more opportunities to deliver added revenue and profits at the point of sale for our targeted customers."

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"We were drawn to this transaction by the potential to create a company that has the scale and capacity to serve the leading markets in the world," said Roger Buckeridge, the co-founder of Allen & Buckeridge, a well-known Australian venture capital firm which, at 41%, is the largest shareholder in Loyalty Magic. "This acquisition will work because the combined company has strong leadership;
a tightly focused sales strategy; and a product and solution set that gives customers the ability to measure their return on an affordable investment in loyalty systems."

Allen & Buckeridge is expected to be the largest institutional shareholder in Catuity after the deal closes. The firm will have board observer rights "We support this team and the plan and expect Catuity to be a long-term success," said Buckeridge.

The benefits of the acquisition include:

  - Adding a cash flow positive company with an increased presence in Australia, where 85% of Catuity's dual-listed shares are traded on the Australian Stock Exchange.
  - Selling Catuity's gift card solution to meet the growing demand in Australia. Nearly 2,500 merchants in North America currently use
     Catuity's existing gift card solution.
  - Ability to leverage in North America the experience of Loyalty Magic in managing databases with more than two million members.
  -  A stronger balance sheet to compete for more opportunities in both markets.

For Catuity, this transaction is the next step in the company's turnaround strategy, which includes using selected acquisitions to establish the nucleus of a new, profitable company.

"This transaction affirms that Catuity is committed to building a company with the objective of achieving profitability by year-end 2006," said Duncan Mount, the non-executive chairman of Catuity and its largest individual shareholder. "It is important to note that this acquisition alone will not accomplish our goals, but it is an important step by giving us a profitable growth platform in Australia."

The company will soon announce a capital-raising plan in Australia to fund the acquisition and provide growth capital for the combined company. The five directors of Catuity have personally committed to purchase shares worth at least A$550,000 (US$435,000) as part of the capital raising effort. Shortly, the company will announce details of its formal plans.

Catuity's turnaround strategy goes beyond the acquisition of Loyalty Magic and beyond the Australian market. Catuity has active discussions underway in North America with companies similar to Loyalty Magic. At this time, the company cannot provide assurance that any of those transactions will close.

"As we have in the past, we will soon announce a schedule of public sessions with our shareholders to answer their questions about this acquisition, our capital needs and our sales strategy," said Mr. Racine. "It will also be an opportunity for them to meet the Loyalty Magic team."

ABOUT CATUITY INC.

Catuity Inc. delivers profits at the point of sale for its retailer clients and their partners. The company provides loyalty-processing services through a hosted solution that enables membership based loyalty programs and gift card programs to chain retailers in the U.S. and Canada. More information is available at www.catuity.com.

ABOUT LOYALTY MAGIC PTY LTD

Loyalty Magic Pty Ltd. is a privately held provider of loyalty and customer relationship management programs for leading retailers and entertainment and gaming companies in the Australian market, that is based in Melbourne, Victoria. More information is available at www.loyalty-magic.com.au.

ABOUT ALLEN & BUCKERIDGE

Sydney-based Allen & Buckeridge is the manager of approximately A$250 million in seed and early stage venture

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capital funds, investing mainly in the information and communications technology industries. More information is available at www.a-b.com.au


In conjunction with the provisions of the "Safe Harbor" section to the Private Securities Litigation Reform Act of 1995, this release may contain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates of future results and there can be no assurance that actual results will not materially differ from expectations. Further information on potential factors that could affect Catuity, Inc. is included in the Company's Form 10-K, which is filed with the US Securities & Exchange Commission.


Contact: John Racine                          Jack Lowry
                  CEO, Catuity Inc.           CFO, Catuity Inc.
                  434.227.1611                313.567.4348, ext. 202
                  racine@catuity.com                   jackl@catuity.com


























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